Exhibit 11

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                                                       Exhibit 11
                                                       ----------
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                      ALBEMARLE CORPORATION

           COMPUTATION OF PRO FORMA EARNINGS PER SHARE

               for the year ended December 31, 1996

             (In thousands except per share amounts)


                                                     Pro
                                                    Forma
                                                    1996
                                                 ----------
BASIC EARNINGS PER SHARE

Numerator:
----------

Net income adjusted to reflect
 operations without the Olefins Business          $61,054
                                                  --------

Denominator:
-----------

Average number of shares of common stock
 outstanding                                       58,353
                                                  --------
Basic earnings per share                            $1.05
                                                    ======

DILUTED EARNINGS PER SHARE

Numerator:
---------

Net income adjusted to reflect operations
 without the Olefins Business                     $61,054
                                                  --------

Denominator:
-----------

Average number of shares of common stock
 outstanding                                       58,353

Shares issuable upon the assumed exercise of
 outstanding stock options                            489
                                                  --------

Shares of common stock and common stock
 equivalents                                       58,842
                                                  --------

Diluted earnings per share                          $1.04
                                                    ======

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